EXHIBIT 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Barclays PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $5,000,000,000.

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	7.325% Fixed Rate Resetting Senior Callable Notes due 2026	Rule 457(r)	$1,500,000,000.00	100%	$1,500,000,000.00	$110.2 per $1 million	$165,300.00

Fees to Be Paid	Debt	7.385% Fixed Rate Resetting Senior Callable Notes due 2028	Rule 457(r)	$1,500,000,000.00	100%	$1,500,000,000.00	$110.2 per $1 million	$165,300.00

Fees to Be Paid	Debt	7.437% Fixed Rate Resetting Senior Callable Notes due 2033	Rule 457(r)	$2,000,000,000.00	100%	$2,000,000,000.00	$110.2 per $1 million	$220,400.00

Total Fee Due								$551,000.00